Sun Microsystems CyberStore
                             Letter of Understanding


This Letter summarizes the mutual interest of I-Storm, Inc. ("ISTM") and Sun Microsystems ("SUN") in exploring the possibility of forming a distribution/reseller agreement to develop and operate a retail website under the SUN name dedicated to selling SUN and compatible products to customers over the Internet. This Letter of Understanding is strictly preliminary and is intended primarily to establish a basis for possible future definitive discussions. This Letter does not obligate either party to enter into a binding agreement.

Business Purpose: To explore the possibility of developing and operating an Internet website ("CyberStore") dedicated to exclusively selling SUN and compatible products to retail customers for profit.

Authorization to Proceed with Feasibility Study: By signing this Letter, and subject to the execution of an appropriate Confidentiality Agreement, SUN authorizes ISTM to begin a Feasibility Study at ISTM's sole expense to analyze SUN'S current infrastructure and business processes as a basis for forming a CyberStore enterprise dedicated to SUN products. The intent of this study is to create a business case for managing and maintaining the SUN's online commerce in an outsource model. This study does not obligate SUN to move forward on the formation of a CyberStore enterprise or any other relationship, but is intended to provide a framework for future discussions, if any. Sun may terminate this Feasibility Study at any time without subjecting Sun to any liability whatsoever.


For I-Storm, Inc.                                For Sun Microsystems:

/S/ Steve Venuti                                 /S/ Bobbi Burns
----------------                                 ---------------

Title:  VP,GM                                    Title: Director, Web Commerce

12/7/98                                          12/4/98
-------                                          -------
Date                                             Date